THIRD AMENDMENT TO CREDIT AGREEMENT

THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is made as of the 30th day of September, 1998, among KEMET CORPORATION, a Delaware corporation (the "Borrower"), WACHOVIA BANK, N.A. as Agent (successor by merger to Wachovia Bank of Georgia, N.A. and hereinafter referred to as the "Agent") under the Credit Agreement (as herein defined) and the BANKS named in the Credit Agreement (as herein defined) and the BANKS named in the Credit Agreement.

                               Background:

The Borrower, the Agent and the Banks have entered into a certain Credit Agreement dated as of October 18, 1996, as amended by a First Amendment to Credit Agreement dated as of August 30, 1997, as further amended by a Second Amendment to Credit Agreement dated as of March 31, 1998 (as amended, the"Credit Agreement").

The Borrower, the Agent and the Banks wish to amend the Credit Agreement in certain respects, as hereinafter provided.

NOW, THEREFORE, the parties hereto agree as follows:

SECTION 1. Definitions. Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings assigned to them in the Credit Agreement.

SECTION 2.  Amendment.  The Credit Agreement is hereby amended as follows:

Section 2.1. Additional Definition. An additional definition is hereby added to Section 1.01 of the Credit Agreement to be inserted in proper alphabetical order and to read as follows:

"Year 2000 Compliant and Ready" as used herein means that (A) the Borrower's and its Subsidiaries' hardware and software systems with respect to the operation of its business and its general business plan will, except as is not expected to have a Material Adverse Effect: (i) handle date information involving any and all dates before, during and/or after January 1, 2000, including accepting input, providing output and performing date calculations in whole or in part; (ii) operate accurately without interruption on and in respect of any and all dates before, during and/or after January 1, 2000 and without any change in performance; (iii) store and provide date input information without creating any ambiguity as to the century; and (B) the Borrower has developed alternative plans to ensure business continuity in the event of the failure of any or all of items (i) through (iii) above.

Section 2.2 Addition of Representation.  A new section is hereby added as
Section 4.19 of the Credit Agreement to read as follows:

Section 4.19. Year 2000. the Borrower and its Subsidiaries are in the process of taking steps to address the impact of the occurrence of the year 2000 on their internal computer systems and the occurrence of the year 2000 and its impact on said internal computer systems is not expected to have a Material Adverse Effect.

Section 2.3 Amendment to Section 5.01



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Section 5.01 of the Credit Agreement is hereby amended by deleting the "and"
at the end of Section 5.01 (i), replacing the "." at the end of Section 5.01
(j) with a ";" , and by adding two additional subsections thereto which shall read as follows:
(k) simultaneously with the delivery of each set of annual and quarterly financial statements referred to above, a statement of the chief financial officer, chief accounting officer or chief technology officer to the effect that nothing has come to their attention to cause them to believe that the Borrower's and its Subsidiaries' hardware and software systems will not be Year 2000 Compliant and Ready; and
(l)within 5 domestic business Days after the Borrower becomes aware of circumstances which would cause the Borrower to believe that it and its Subsidiaries will not be Year 2000 Compliant and Ready, a statement of the chief financial officer, chief accounting officer or chief technology officer setting forth the details thereof and the action which the Borrower is taking or proposed to take with respect thereto.
Section 2.4 Amendment to Section 5.05. Section 5.05 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
Section 5.05. Ratio of Earnings Before Interest, Leases and Taxes to Consolidated Fixed Charges. At the end of each Fiscal Quarter, the ratio of Earnings Before Interest, Leases and Taxes for the Fiscal Quarter then ending and the three Fiscal Quarters immediately preceding the Fiscal Quarter then ending to consolidated Fixed Charges for the Fiscal Quarter then ending and the three Fiscal Quarters immediately preceding the Fiscal Quarter then ending shall be greater than (a) 3.00 to 1.00 from and including the Fiscal Quarter ending December 31, 1996 to but excluding the fiscal Quarter ending September 30, 1998, (b) 2.50 to 1.0 from and including the fiscal Quarter ending September 30, 1998 to but excluding the Fiscal Quarter ending December 31, 1998, (c) 2.20 to 1.00 from and including the Fiscal Quarter ending December 31, 1998 to but excluding the fiscal Quarter ending March 31, 1999, (d) 2.00 to 1.00 from and including the Fiscal Quarter ending March 31, 1999 to but excluding the fiscal Quarter ending June 30, 1999, (e) 2.50 to 1.00 from and including the Fiscal Quarter ending June 30, 1999 to but excluding the Fiscal Quarter ending September 30, 1999, and (f) 3.00 to 1.00 for all Fiscal Quarters ending on or after September 30, 1999.

SECTION 3. No Other Amendment. Except for the amendment set forth above, the text of the Credit Agreement shall remain unchanged and in full force and effect. This Amendment is not intended to effect, nor shall it be construed as, a novation. The Credit Agreement and this Amendment shall be construed together as a single instrument and any reference to the "Agreement" or any other defined term for the Credit Agreement in the Credit Agreement, the Notes or any certificate, instrument or other document delivered pursuant thereto shall mean the Credit Agreement as amended hereby and as it may be amended, supplemented or otherwise modified hereafter.

SECTION 4. Representation and Warranties. The Borrower hereby represents and warrants in favor of the Agent and the Banks as follows:

(a) No Default or Event of Default under the Credit Agreement has occurred and is continuing on the date hereof;

(b) The Borrower has the corporate power and authority to enter into this Amendment and to do all acts and things as required or contemplated hereunder to be done, observed and performed by it;

(c) This Amendment has been duly authorized, validly executed and delivered by one or more authorized officers of the Borrower and each of this Amendment and the Credit Agreement, as amended hereby constitutes the legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms; provided, that the enforceability of each of this Amendment and the Credit
Agreement as amended hereby is subject to general principles of equity and to bankruptcy, insolvency and similar laws affecting the enforcement of creditors' rights generally; and

(d) The execution and delivery of this Amendment and the Borrower's performance hereunder and under the Credit Agreement as amended hereby do not and will not require the consent or approval of any regulatory authority or governmental authority or agency having jurisdiction over the Borrower other than those which have already been obtained or given, nor be in contravention of or in conflict with the Articles of Incorporation or Bylaws of the Borrower, or the provision of any statute, or any judgment, order or indenture, instrument, agreement or undertaking, to which to Borrower is a party or by which its assets or properties are or may become bound.

SECTION 5. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall be deemed to be an original and all of which, taken together, shall constitute one and the same agreement.

SECTION 6. Governing Law. This Amendment shall be deemed to be made pursuant to the laws of the State of Georgia with respect to agreements made and to be performed wholly in the State of Georgia and shall be construed, interpreted, performed and enforced in accordance therewith.

SECTION 7. Effective Date. This Amendment shall become effective as of the date first set forth above, upon receipt by the Agent from each of the parties hereto of either a duly executed signature page from a counterpart of the Amendment or a facsimile transmission of a duly executed signature page from a counterpart of this Amendment, signed by such party.

SECTION 8. Amendment Fee. On the date first set forth above, the Borrower shall pay to the Agent for the ratable account of each Bank and amendment fee equal to the product of such Bank's Commitment (irrespective of usage) as of such date multiplied by .05%.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to by duly executed under seal by their respective authorized officers as of the day and year first above written.

                                     BORROWER:

                                     KEMET CORPORATION



                                     By: /S/ D.R. Cash      [SEAL]
                                     Title:  Senior Vice President -
                                             Administration & Treasurer





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                               WACHOVIA BANK, N.A. (successor by merger
                               to Wachovia Bank of Georgia, N.A. and Wachovia Bank of South Carolina, N.A. and formerly known as Wachovia Bank of North Carolina, N.A.), as Agent and as a Bank

                               By: /S/ Suzanne Morrison [SEAL]
                               Title:  Assistant Vice President











































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                                   ABN AMRO BANK N.V. ATLANTA AGENCY, as
                                   Co-Agent and Bank

                                   By:  /S/ Linda K. Davis [SEAL]
                                   Title: Vice President

                                   By:  /S/ Steven L. Hipsman
                                   Title:  Vice President











































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                                  SUNTRUST BANK, ATLANTA

                                  By:  /S/  J.P. Owen  [Seal]
                                  Title:  Banking Officer

                                  By:  /S/  Brian K. Peters  [Seal]
                                  Title:  Vice President












































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                                   FIRST UNION NATIONAL BANK (formally known
as
                                   First Union National Bank of South
Carolina)

                                   By:  /S/ Frank R. Wrenn III  [SEAL]
                                   Title:  Senior Vice President















































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                                   PNC BANK, NATIONAL ASSOCIATION

                                   By:  /S/ Rose M. Crump [SEAL]
                                   Title:  Vice President
















































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                                  BANK OF AMERICAN NT & SA

                                  By:  /S/  Laurens F. Schaad, Jr.  [SEAL]
                                  Title:  Vice President
















































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